Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

WATSON AND ANDRX AMEND MERGER AGREEMENT

- Deadline Extended to November 13, 2006 to Allow for Further FTC Review -

CORONA, CA and FORT LAUDERDALE, FL, July 10, 2006 -— Watson Pharmaceuticals, Inc. (NYSE:WPI) and Andrx Corporation (Nasdaq:ADRX) today announced that they have entered into an amendment to their March 12, 2006 definitive merger agreement pursuant to which, subject to certain conditions, the deadline to close the transaction has been extended from September 12, 2006 until November 13, 2006. The amendment will allow the parties additional time to confer with the Federal Trade Commission (FTC), which has the right to review the merger under the provisions of the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

On May 3, 2006 the companies announced that they had each received a request for additional information from the FTC in connection with Watson’s pending acquisition of Andrx. The companies continue to work closely with the FTC in response to the request.

About Andrx

Andrx is a pharmaceutical company that:

•	develops and commercializes generic versions of primarily controlled-release pharmaceutical products, as well as oral contraceptives and selective immediate-release products;

•	distributes pharmaceutical products, primarily generics, which have been commercialized by others, as well as our own, primarily to independent and chain pharmacies and physicians’ offices; and

•	develops and manufactures pharmaceutical products for other pharmaceutical companies, including combination products and controlled-release formulations.

For press releases and other company information, visit Andrx Corporation’s Web site at http://www.andrx.com.

About Watson

Watson Pharmaceuticals, Inc., headquartered in Corona, California, is a leading specialty pharmaceutical company that develops, manufactures, markets, sells and distributes brand and generic pharmaceutical products. Watson pursues a growth strategy combining internal product development, strategic alliances and collaborations and synergistic acquisitions of products and businesses. For press releases and other company information, visit Watson Pharmaceuticals’ Web site at http://www.watsonpharm.com.

Forward-Looking Statements

Forward-looking statements (statements which are not historical facts) in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. For this purpose, any statements contained herein or which are otherwise made by or on behalf of Andrx or Watson that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “may,” “will,” “to,” “plan,” “expect,” “believe,” “anticipate,” “intend,” “could,” “should,” “would,” “estimate,” or “continue” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. Investors are cautioned that all forward-looking statements involve risk and uncertainties, including but not limited to, the satisfaction or waiver of all merger closing conditions, including, without limitation, Federal Trade Commission-related matters set forth in the merger agreement between Andrx and Watson; the ability to realize the anticipated synergies and benefits of the merger; the risks of pending or future litigation or government investigations; and other risks detailed from time to time in Andrx’s and Watson’s 2005 Annual Report on Form 10-K, Quarterly Report on Form 10-Q for the period ended March 31, 2006, and other SEC filings made from time to time. Subsequent written and oral forward-looking statements attributable to Andrx or Watson or to persons acting on Andrx’s or Watson’s behalf are expressly qualified in their entirety by the cautionary statements set forth in Andrx’s or Watson’s 2005 Annual Reports on Form 10-K and in Andrx’s or Watson’s other SEC filings.

Readers are cautioned not to place reliance on these forward-looking statements, which are valid only as of the date they were made. Watson and Andrx disclaim any intent or obligation to update any forward-looking statements contained herein, which speak as of the date hereof, except as expressly required by law.

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SOURCE: Andrx Corporation and Watson Pharmaceuticals, Inc.

Andrx Corporation
Allison F. Tomek, Director Investor Relations & Corporate Communications
Tel: 954-382-7696
Email: Allison.Tomek@andrx.com

Watson Pharmaceuticals, Inc.

Patty Eisenhaur, Director Investor Relations

Tel: 951-493-5611

Email: peisenhaur@watsonpharm.com